Exhibit 10.3

SUPPLEMENTAL AGREEMENT No. 2
to
EMPLOYMENT AGREEMENT

This Supplemental Agreement No. 2 supplements and amends that certain Employment Agreement, entered into the      th day of                ,        by and between Texas Eastern Products Pipeline Company, LLC (“TEPPCO”) and          (“Executive”) and amended February 23, 2005 (the “Agreement”).

WHEREAS, TEPPCO has become an affiliate of EPCO, Inc. (“EPCO”) and Executive is being transferred to EPCO on June 1, 2005; and

WHEREAS, TEPPCO, EPCO and Executive desire to acknowledge the transfer of Executive’s employment to EPCO and EPCO’s assumption of TEPPCO’s obligations under the Agreement;

NOW, THEREFORE, the Agreement is amended as follows, effective as of June 1,  2005:

1.                                       All references in the Agreement to TEPPCO shall be changed to EPCO, Inc., unless the context clearly requires otherwise.

2.                                       Notwithstanding anything in the Agreement to the contrary, employment with an affiliate of EPCO shall be deemed to be employment with EPCO for purposes of this Agreement and any transfer of Executive’s employment to or from EPCO or an affiliate of EPCO or between affiliates of EPCO shall not constitute a termination of Executive’s employment for purposes of this Agreement.

3.                                       Executive agrees and acknowledges that the transfer of his employment from TEPPCO to EPCO on June 1, 2005 will not constitute a termination of his employment by TEPPCO for purposes of the Agreement.

4.                                       Except as amended by this Supplemental Agreement No. 2, the Agreement is hereby ratified, affirmed and assumed by EPCO and continued in all respects.

IN WITHESS WHEREOF, the parties hereto have executed this Supplemental Agreement No. 2 this May      , 2005.

EPCO, INC.

By:
Title:

EXECUTIVE

Name: